Highland Distressed Opportunities, Inc.

HIGHLAND FUNDS
managed by Highland Capital Management, L.P.

April 30, 2008

NYSE Symbol - HCD   CUSIP - 430067108

Investment Objective

The investment objective of Highland Distressed Opportunities, Inc. (the "Company," "we," "us," and "our") is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.

Industry of Top Holdings*

Broadcasting Company	13.9%
Housing Company	7.0%
Transportation Company	4.8%
Real Estate Company	4.7%
Gaming/Leisure Company	4.5%

Portfolio Allocation*


Claims
0.6%
Senior Unsecured
8.8%
1st Lien
39.7%
Senior Subordinated
31.8%
Equity
4.7%
2nd Lien
14.4%

Distributions (Declared or Paid)

Total Distributions paid during 2007	$0.7875
1st Quarter 2008, paid March 31, 2008	$0.2625

Industry Breakdown*


Consumer Non-Durables
2.0%
Diversified Media
3.7%
Broadcasting
14.6%
Energy
6.3%
Financial
5.5%
Aerospace
3.2%
Food / Tobacco
1.7%
Wireless Communications
3.5%
Forest Products / Containers
0.2%
Utility
1.7%
Transportation
7.0%
Gaming / Leisure
10.5%
Telecommunications
0.4%
Service
5.1%
Healthcare
11.1%
Media / Telecommunications
2.8%
Manufacturing
0.7%
Housing
18.2%
Information Technology
1.8%

*Calculated as a percentage of investments. Not including cash. As of April 30, 2008.

The information herein has been prepared by the Investment Adviser, is based upon unaudited information, and has not been independently audited or verified. This summary is for informational purposes only and is subject to change.

Risks

Before investing in shares of the Company's common stock, you should carefully consider the investment objective, risks, charges and expenses of the Company. You should be aware of various risks, including those described in the Company's prospectus, our annual report on Form 10-K, in our quarterly reports on Form 10-Q and current reports on Form 8-K. Such materials are filed with the Securities and Exchange Commission ("SEC") and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. The risks set out in the Company's prospectus and enumerated in our filings with the SEC are not the only risks we face. If any of the events listed occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of our common stock could decline, and you may lose all or part of your investment.

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements.

Investment Adviser

Highland Distressed Opportunities, Inc. is managed by Highland Capital Management, L.P. ("Highland" or the "Investment Adviser"). Founded in 1993, Highland is an SEC-registered investment adviser that specializes in credit and alternative investment strategies. Highland, together with Highland Capital Management Europe, Ltd., has over $38 billion in assets under management, as of March 31, 2008.

Portfolio Managers

Patrick Daugherty

- Over 15 years of experience
- Partner at Highland
- BBA in Finance, University of Texas; JD, University of Houston

Brad Borud

- Over 14 years of experience
- Partner & Chief Investment Officer of Retail Products at Highland
- BS, Indiana University

Greg Stuecheli, CFA

- Over 8 years of experience
- Partner & Portfolio Manager of Retail Products at Highland
- BS, Rensselaer Polytechnic Institute; MBA, Southern Methodist University

Company Facts

Initial Public Offering ("IPO")	2/27/2007
Structure	Business Development Company

Portfolio Characteristics

Number of Issuers	47
Number of Facilities	66
Gross Yield[1]	7.6%
Weighted Average Cost (Debt Investments)	85.7
Asset Coverage	342.9%
Common Shares Outstanding	17,716,771
NAV Range	$8.26 - $8.64
Market Price Range	$7.00 - $8.21

[1]Yields are computed assuming a fully settled portfolio; using interest rates as of the report date and include amortization of senior loan discount points, original issue discount and market premium or discount; weighted by their respective costs when averaged.

Not FDIC Insured	May Lose Value No Bank Guarantee

www.HighlandHCD.com